UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006
Adams Respiratory Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51445	75-2725552

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Mill Ridge Lane, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 879-1400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 24, 2006, Adams Respiratory Therapeutics, Inc. (the “Company”) and Adams Respiratory Operations Sub, Inc., a wholly-owned subsidiary of the Company, entered into a Product Purchase Agreement with UCB, Inc. and UCB Manufacturing, Inc. (together, “UCB”), pursuant to which the Company will acquire certain rights and assets related to the manufacture and sale of the Delsym product line (the “Acquisition”). Delysm is the only FDA-approved, over-the-counter, long-acting liquid cough suppressant.
     The terms of the Product Purchase Agreement provide for the Company to pay $122 million plus the value of finished goods delivered to the Company at the time of closing, a royalty payment for the license of the Delsym product for a period of five years. Additionally, the parties will enter into a manufacturing supply agreement requiring payments by the Company to UCB for finished product at cost plus an additional amount.
     Consummation of the Acquisition is subject to customary conditions, including (i) the receipt of any authorizations, consents, registrations or similar approvals required under any applicable law, and (ii)  absence of any law, order or injunction prohibiting the Acquisition. Moreover, each party’s obligation to consummate the Acquisition is subject to certain other conditions, including but not limited to (i) the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants contained in the Product Purchase Agreement, (iii) UCB having obtained the consents required by the Product Purchase Agreement, and (iv) the execution by each party of certain ancillary agreements, including a license agreement, finished product supply agreement, coated resin supply agreement and technology transfer agreement.
     In addition, the Product Purchase Agreement contains representations and warranties the Company and UCB made to each other as of the date of the Product Purchase Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the contract between the Company and UCB and are subject to important qualifications and limitations agreed to by those parties in connection with negotiating the Product Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company and UCB rather than establishing matters as facts.
     The foregoing description of the Acquisition and the Product Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Product Purchase Agreement, which is filed as Exhibit 2.1 hereto, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are furnished herewith:

Exhibit
Number	Description
2.1	Product Purchase Agreement, dated as of May 24, 2006, by and among the Company and UCB.*†
* Schedules are omitted but will be furnished to the SEC supplementally upon request.
† Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The confidential portions have been filed with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC. (Registrant)
May 31, 2006	By:	/s/ Walter E. Riehemann
Walter E. Riehemann
Executive Vice President, Chief Legal and Compliance Officer

EXHIBIT INDEX

2.1	Product Purchase Agreement, dated as of May 24, 2006, by and among the Company and UCB.*†
* Schedules are omitted but will be furnished to the SEC supplementally upon request.
† Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The confidential portions have been filed with the SEC.